                              POWER OF ATTORNEY
                       (Section 16 of the Securities
                          Exchange Act of 1934)

      Know all by these presents, that the undersigned hereby
constitutes and appoints Kim K.W. Rucker and Kim K. Azzarelli, and each of them as the undersigned's true and lawful attorney-in-fact to:
     (1)    execute for and on behalf of the undersigned, in the under-
signed's capacity as a director or officer of Avon Products, Inc. (the
 "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder; and
     (2)    do and perform any and all acts for and on behalf of the
under-signed which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority.
      The undersigned acknowledges that none of the foregoing attorneys-
in-fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company's Secretary.
      IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of the 13th day of October, 2008.

                                             /s/John P. Higson
                                                Signature
                                                John P. Higson
                                                Name